SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                               FORM S-3
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                        Hibernia Corporation
        Exact name of Registrant as specified in its charter)




       LOUISIANA                         72-0724532
       (State or other                   (I.R.S. Employer
jurisdiction of incorporation         Identification Number)
       or organization)

                       Hibernia Corporation
                       313 Carondelet Street
                       New Orleans, Louisiana 70130
                       (504) 533-5552
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                      ______________________
                       Gary L. Ryan, Esq.
            Senior Vice President and Corporate Counsel
                       Hibernia Corporation
                       313 Carondelet Street
                       New Orleans, Louisiana 70130
                       (504) 533-5560
     (Name, address, including zip code, and telephone number,
            including area code, of agent for service)
                       ______________________
                            Copies to:



Patricia C. Meringer                 Fred B. White, III
Virginia Boulet
Corporate Counsel and Secretary      Skadden, Arps, Slate, Meagher & Flom
Phelps Dunbar, L.L.P.
Hibernia Corporation                 919 Third Avenue
30th Floor, Poydras Street
225 Baronne Street, 11th Floor       New York, New York  10022
New Orleans, Louisiana 70130-3245
(504) 533-2486                       (212) 735-3000
(504) 566-1311



                     __________________
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement
                     __________________
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___
              /__/

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ___
     /__/


      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
                                                                    /__/

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
                                              /__/

      If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.   ___
                                      /__/

                     CALCULATION OF REGISTRATION FEE


                                                                   Proposed
Proposed
                                                                    maximum
maximum
       Title    of    each                     Amount              offering
aggregate          Amount of
      class   of   securities              to   be              price   per
offering           registration
       to    be    registered                   registered          unit(1)
price (1)          fee

    Debt Securities(2)
    Preferred Stock(2)
    Depository Shares(5)
         Common     Stock(2)                     $250,000,000(3)        N/A
$250,000,000(3)(4)  $86,200



(1)  Estimated solely for the purpose of computing the registration fee.

(2) Also includes such indeterminate amounts of Debt Securities and Preferred Stock and indeterminate number of shares of Common Stock as may be issued upon converstion or exchange for any other Debt Securities or Preferred Stock that provide for conversion or exchange into other securities.

(3) Such amount represents the principal amount of any Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued at an original issue discount and the liquidation preference of any Preferred Stock, and the amount computed pursuant to Rule 457(c) for any Common Stock.

(4) Exclusive of accrued interest or accrued dividends, if any. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, other securities registered hereunder.

(5) If the registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the shares will be issued to the Depositary under the Deposit Agreement. The number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement is indeterminate.
                          _____________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.